Exhibit 10.1
GREEN BANKSHARES, INC.
2004 LONG-TERM INCENTIVE PLAN

Restricted Stock Award Agreement

Award No.  _____
You (the “Participant”) are hereby awarded the following Restricted Stock Award (the “RSA”) to receive Shares of Green Bankshares, Inc. (the “Company”), subject to the terms and conditions set forth in this Restricted Stock Award Agreement (the “Award Agreement”) and in the Green Bankshares, Inc. 2004 Long-Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.
By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement shall be made by the Board of Directors (the “Board”) of Green Bankshares, Inc., or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.
1. Variable Terms. This Award shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:

Type of Stock Award:	☐	Restricted Stock Award (“RSA”)

Number of Shares Awarded:

Award Date:

Vesting Schedule:	(Establishes the Participant’s rights to receive this Award with respect to the Number of Shares stated above.)

☐ _____ % on Grant Date

☐ _____ % on the 2 year anniversary of the vesting date.
2. Distribution of Restricted Stock. Certificates representing the shares of Restricted Stock that have vested under Section 1 will be distributed to you as soon as practicable after each Vesting Date; provided, however, that no certificates shall be distributed to you prior to the lapsing of any restrictions on the transferability of any shares represented by such certificates, including those restrictions on transferability set forth in Section 19 hereof resulting from the Company’s participation in the Capital Purchase Program (the “CPP”) under the United States Treasury Department’s (the “Treasury”) Troubled Assets Relief Program (the “TARP”).

3. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the “Custodian”) in your name. The Custodian will take such action as is necessary and appropriate to enable you to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to you. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to you following the forfeiture of the Restricted Stock pursuant to the terms of this Award Agreement or the Plan.
4. Termination of Continuous Service.
4.1 If your Continuous Service with the Company is terminated for any reason other than a Change in Control (but in the case of a Change of Control, subject to the provisions of Section 10 hereof) all shares of Restricted Stock for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited and you shall have no further rights with respect to such shares of Restricted Stock.
5. Occurrence of a Change in Control. Subject to the provisions of Section 10 hereof, in the event of a Change in Control, your shares of Restricted Stock shall fully vest and all restrictions under the Plan and the Award Agreement with respect to the shares of Restricted Stock shall automatically expire and shall be of no further force or effect. This shall occur immediately prior to the effective date of the transaction giving rise to the Change in Control.
6. Withholding of Taxes. You agree that upon the occurrence of the Vesting Date that you will satisfy any required federal, state or local withholding or other employment taxes resulting from the vesting of the Award by either (i) promptly tendering a cash payment to the Company in an amount necessary to satisfy such tax obligations; (ii) surrendering shares of the Company’s common stock having an aggregate Fair Market Value determined as of the applicable Tax Date equal to the amount required to satisfy such tax obligations; or (iii) having the Company withhold from the shares issuable to you upon the Vesting Date, such number of shares having an aggregate Fair Market Value determined as of the applicable Tax Date equal to the amount required to satisfy such tax obligations.
7. Stock Subject to Award. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock that have been awarded to you shall be adjusted in an equitable and proportionate manner to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
8. Stock Power. Concurrently with the execution of this Agreement, you shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock. Such stock power shall be in the form attached hereto as Exhibit C.
9. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE GREEN BANKSHARES, INC. 2004 LONG-TERM INCENTIVE PLAN (THE “PLAN”) AND THE RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND GREEN BANKSHARES, INC. (THE “COMPANY”). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

Restricted Stock Award Agreement
Green Bankshares, Inc.
2004 Long-Term Incentive Plan

10. Limitations Required by Treasury Regulations. The Company is subject to federal banking regulations and, for so long as the Company has an obligation outstanding under the CPP, to the limitations on executive compensation set forth in Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance, dated June 15, 2009, as amended from time to time (the “Treasury Regulations”). Notwithstanding any other provisions hereof, by the acceptance of the benefits of this Award Agreement, you and the Company agree that any provision of this Award Agreement (including, but not limited to, Section 5 hereof), and any other restricted stock award agreement or stock option award agreement which is prohibited, or the performance of which by the Company is prohibited, by federal banking regulations or the Treasury Regulations, shall have no force and effect during the period of such prohibition. At such time as such provision shall no longer be prohibited by such regulations, it shall again be effective.
11. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.
12. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
13. Modifications. This Award Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations of yours under this Award Agreement.
14. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
15. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
16. Governing Law. The laws of the State of Tennessee shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
17. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
18. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
19. Restrictions on Transfer. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the later of (i) the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on the Vesting Date; and (ii) the date that the transfer restrictions set forth in the Treasury Regulations shall lapse with respect to such shares of Restricted Stock.

Restricted Stock Award Agreement
Green Bankshares, Inc.
2004 Long-Term Incentive Plan

20. Taxes. By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.
BY YOUR SIGNATURE BELOW on the Grant Date identified above, along with the signature of the Company’s representative, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement and the Plan.

GREEN BANKSHARES, INC.
By:
Name:
Title:

PARTICIPANT
The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

GREEN BANKSHARES, INC.
2004 LONG-TERM INCENTIVE PLAN
Exhibit A
Plan Document

GREEN BANKSHARES, INC.
2004 LONG-TERM INCENTIVE PLAN
Exhibit B
Plan Prospectus

GREEN BANKSHARES, INC.
2004 LONG-TERM INCENTIVE PLAN
Exhibit C
STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Green Bankshares, Inc. (the “Company”),  ___________ shares of the Company’s common stock represented by Certificate No.  ________. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Agreement dated ____________________  between the Company and the undersigned.
Dated: __________

Signed:
By:
Name: